Exhibit 99.1

Investor Contact:	Asher Dewhurst Westwicke Partners QuorumHealth@Westwicke.com (443) 213-0500

QUORUM HEALTH CORPORATION ANNOUNCES FOURTH QUARTER 2018 RESULTS AND PROVIDES 2019 GUIDANCE

Full year net loss attributable to Quorum Health Corporation was ($200.2) million, or ($6.91) per share

Full year Adjusted EBITDA was $126.4 million and Adjusted EBITDA, Adjusted for Divestitures was $150.6 million

2019 same-facility net operating revenues guidance of $1.825 to $1.875 billion and Adjusted EBITDA, Adjusted for Divestitures guidance of $160 to $180 million

BRENTWOOD, Tenn. (March 12, 2019) – Quorum Health Corporation (NYSE: QHC) (the “Company”) today announced financial and operating results for the fourth quarter and year ended December 31, 2018.

QUORUM HEALTH CORPORATION

Unaudited Financial Highlights

(In Millions)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net operating revenues	$458.6	$515.1(1)	$1,878.6	$2,072.2
Net loss attributable to Quorum Health Corporation	($20.7)	($26.8)	($200.2)	($114.2)
Cash flows from operating activities	($3.4)	$66.2	$39.5	$67.0
Same-facility net operating revenues	$460.7	$482.8(1)	$1,857.5	$1,819.4
Adjusted EBITDA(2)	$37.5	$49.0(1)	$126.4	$141.8
Adjusted EBITDA, Adjusted for Divestitures(2)	$40.5	$63.9(1)	$150.6	$177.2

(1)	Includes $22.5 million of revenues and $16.5 million of EBITDA from the California Hospital Quality Assurance Fee (“HQAF”)

program for the first three quarters of 2017.

(2)	A table providing supplemental information on Adjusted EBITDA; Adjusted EBITDA, Adjusted for Divestitures and reconciling net loss to Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures is included in this release.

Robert Fish, Quorum Health’s President and Chief Executive Officer, commented, “Our fourth quarter results represent a strong finish to 2018, and I am proud of the progress our team has made on the strategic initiatives that we established earlier in the year. Over the course of 2018, we significantly improved our EBITDA margins through targeted efficiency initiatives, and divested three hospitals, which brought us closer to our refinancing goal. In addition, we have strengthened our management team by adding experienced leadership in many key areas of our business. In early January, we also received a final ruling in our arbitration with CHS, which is a major step toward a collaborative exit of the remaining Transition Services Agreements. I look forward to building on the success we had in 2018 and carrying that momentum forward through 2019.”

Financial results for the fourth quarter and full year ended December 31, 2018 reflect the following:

•

Compared to the fourth quarter of 2017, same-facility net patient revenues decreased 1.6% and same-facility net patient revenue per adjusted admission increased 0.9%, when normalized for $22.5 million in out-of-period California HQAF program revenues recognized in the fourth quarter of 2017 and a $14.7 million change in estimate to the net realizable value of patient accounts receivable during the fourth quarter of 2017. The decrease in same-facility net patient revenues relative to the fourth quarter of 2017 was primarily driven by lower volumes, which reflects the Company’s initiatives to eliminate certain unprofitable service lines, underperforming physicians and unfavorable managed care contracts. The impact of lower volumes on net patient revenue was partially offset by increased patient acuity and improved payor mix.

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QHC Announces Fourth Quarter 2018 Results

March 12, 2019

•

Fourth quarter Adjusted EBITDA was 8.2% of net operating revenues and Adjusted EBITDA, Adjusted for Divestitures was 8.8% of same-facility net operating revenues, which reflect the benefit of the Company’s margin improvement initiatives that were implemented in the second quarter of 2018.

•

Full year cash flows from operating activities included $12.3 million in cash costs from the closure of one hospital, $12.5 million of cash costs related to headcount reductions and $5.2 million of cash costs related to the arbitration with CHS.

Fourth Quarter and Full Year 2018 Operating Highlights

QUORUM HEALTH CORPORATION

Unaudited Operating Highlights

(Percent Change compared to the prior period in 2017)

	Three Months Ended December 31, 2018		Year Ended December 31, 2018
	Consolidated	Same-Facility	Consolidated	Same-Facility
Admissions(1)	(15.6)%	(4.4)%	(16.1)%	(2.9)%
Adjusted Admissions(1)	(14.1)%	(2.5)%	(15.5)%	(1.4)%
Surgeries(1)	(24.8)%	(8.0)%	(25.1)%	(4.1)%
Emergency Room Visits(1)	(17.4)%	(4.9)%	(16.2)%	(1.1)%
Net patient revenue per adjusted admission	4.8%	(0.8)%	7.6%	4.4%

        (1) Definitions of Admissions, Adjusted Admissions, Surgeries and Emergency Room Visits are included in this release.

•

Operating results for the fourth quarter and full year 2018 reflect the impact of the Company’s initiatives to eliminate certain unprofitable service lines, underperforming physicians and unfavorable managed care contracts. These initiatives were implemented in the second quarter of 2018.

•	Same-facility admissions for the fourth quarter reflect a decline in flu related volumes, which reduced same-facility admissions by 1.1% compared to the fourth quarter of 2017.

Balance Sheet and Liquidity

•

As of December 31, 2018 the Company had cash and cash equivalents of $3.2 million and total debt of $1.2 billion, including $790.8 million outstanding under its Term Loan Facility and $14 million outstanding under its ABL Credit Facility. Under its current credit agreement, the Company’s Net Secured Leverage Ratio was 4.38x, implying a cushion of 12% of EBITDA.

Divestiture Update

•

The Company has a stated strategy of reducing its debt and is currently in the process of divesting certain hospital assets. Since the spin-off, the Company has sold 10 hospitals and paid down $84.8 million in debt on its Term Loan Facility. The Company currently has a signed definitive purchase agreement to sell Scenic Mountain Medical Center in Big Spring, Texas, which is expected to close by the end of April 2019. The Company has also targeted certain other hospitals and groups of hospitals for sale by the end of 2019.

Financial Outlook

The Company has established the following financial guidance for 2019:

(In Millions)	2018 Actual	2019 Guidance Range
Same-facility net operating revenues	$1,857.5	$1,825 - $1,875
Adjusted EBITDA, Adjusted for Divestitures	$150.6	$160 - $180

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QHC Announces Fourth Quarter 2018 Results

March 12, 2019

These projections are based on the Company’s historical operating performance, current economic, demographic and regulatory trends and other assumptions that the Company believes are reasonable at this time. See “Forward-Looking Statements” below for a list of factors that could affect the future financial and operating results of the Company or the healthcare industry generally.

A reconciliation of the Company’s projected 2019 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to net income (loss), the most directly comparable U.S. GAAP financial measure, is omitted from this press release because the Company is unable to provide such reconciliation without unreasonable effort. This inability results from the inherent difficulty in forecasting generally and in quantifying certain projected amounts that are necessary for such reconciliation. In particular, sufficient information is not available to calculate certain items required for such reconciliation without unreasonable effort, including interest expense, provision for (benefit from) income taxes and other adjustments that would be necessary to prepare a forward-looking statement of net income (loss) in accordance with U.S. GAAP. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

About Quorum Health Corporation

The principal business of Quorum Health Corporation is to provide hospital and outpatient healthcare services in its markets across the United States. As of December 31, 2018, the Company owned or leased 27 hospitals in rural and mid-sized markets located across 14 states and licensed for 2,604 beds. Through Quorum Health Resources LLC, a wholly-owned subsidiary, the Company provides hospital management advisory and healthcare consulting services to non-affiliated hospitals across the country. Over 95% of the Company’s net operating revenues are attributable to its hospital operations business.

The Company’s headquarters are located in Brentwood, Tennessee, a suburb south of Nashville. Shares in Quorum Health Corporation are traded on the NYSE under the symbol “QHC.” More information about the Company can be found on its website at www.quorumhealth.com.

Quorum Health Corporation will hold a conference call on Wednesday, March 13, 2019, at 11:00 a.m. Eastern, to review its financial and operating results for the fourth quarter and year ended December 31, 2018. To participate, please dial 1-844-761-3024 approximately 10 minutes prior to the scheduled start of the call. If calling from outside of the United States, please dial 1-661-378-9914. Please reference Conference ID number 5227969 when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations portion of the Company’s website. A presentation will be made available during the call and will be found in the Investor Relations portion of the Company’s website at www.quorumhealth.com. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and the Company’s Current Report on Form 8-K (including this press release) will be available on the Company’s website at www.quorumhealth.com.

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QHC Announces Fourth Quarter 2018 Results

March 12, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In Thousands, Except Earnings per Share and Shares)

	Three Months Ended December 31,
	2018		2017
		% of		% of
	Amount	Revenues	Amount	Revenues

Operating revenues (a)			$596,648
Provision for bad debts (b)			81,566
Net operating revenues	$458,630	100.0%	515,082	100.0%
Operating costs and expenses:
Salaries and benefits	224,069	48.9%	253,106	49.1%
Supplies	53,014	11.6%	63,932	12.4%
Other operating expenses (a)	134,123	29.1%	156,669	30.5%
Depreciation and amortization	15,979	3.5%	18,714	3.6%
Rent	11,478	2.5%	13,599	2.6%
Electronic health records incentives earned	(372)	(0.1)%	(229)	—%
Legal, professional and settlement costs	1,625	0.4%	(518)	(0.1)%
Impairment of long-lived assets and goodwill	4,940	1.1%	25,820	5.0%
Loss (gain) on sale of hospitals, net	78	—%	(131)	—%
Loss on closure of hospitals, net	478	0.1%	—	—%
Transaction costs related to the Spin-off	—	—%	49	—%
Total operating costs and expenses	445,412	97.1%	531,011	103.1%
Income (loss) from operations	13,218	2.9%	(15,929)	(3.1)%
Interest expense, net	32,823	7.2%	31,873	6.2%
Income (loss) before income taxes	(19,605)	(4.3)%	(47,802)	(9.3)%
Provision for (benefit from) income taxes	315	—%	(21,779)	(4.2)%
Net income (loss) (c)	(19,920)	(4.3)%	(26,023)	(5.1)%
Less: Net income (loss) attributable to noncontrolling interests	814	0.2%	785	0.1%
Net income (loss) attributable to Quorum Health Corporation	$(20,734)	(4.5)%	$(26,808)	(5.2)%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted (d)	$(0.71)		$(0.95)
Weighted-average shares outstanding:
Basic and diluted	29,227,634		28,248,527

For footnotes, see pages 10-12.

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QHC Announces Fourth Quarter 2018 Results

March 12, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In Thousands, Except Earnings per Share and Shares)

	Year Ended December 31,
	2018		2017
		% of		% of
	Amount	Revenues	Amount	Revenues

Operating revenues (a)			$2,327,655
Provision for bad debts (b)			255,485
Net operating revenues	$1,878,589	100.0%	2,072,170	100.0%
Operating costs and expenses:
Salaries and benefits	929,937	49.5%	1,034,797	49.9%
Supplies	213,746	11.4%	250,523	12.1%
Other operating expenses (a)	575,033	30.7%	623,063	30.1%
Depreciation and amortization	67,994	3.6%	82,155	4.0%
Rent	47,029	2.5%	50,230	2.4%
Electronic health records incentives earned	(989)	(0.1)%	(4,745)	(0.2)%
Legal, professional and settlement costs	11,974	0.6%	6,001	0.3%
Impairment of long-lived assets and goodwill	77,138	4.1%	47,281	2.3%
Loss (gain) on sale of hospitals, net	9,005	0.5%	(5,243)	(0.3)%
Loss on closure of hospitals, net	18,673	1.0%	—	—%
Transaction costs related to the Spin-off	—	—%	253	—%
Total operating costs and expenses	1,949,540	103.8%	2,084,315	100.6%
Income (loss) from operations	(70,951)	(3.8)%	(12,145)	(0.6)%
Interest expense, net	128,130	6.8%	122,077	5.9%
Income (loss) before income taxes	(199,081)	(10.6)%	(134,222)	(6.5)%
Provision for (benefit from) income taxes	(847)	—%	(21,865)	(1.1)%
Net income (loss) (c)	(198,234)	(10.6)%	(112,357)	(5.4)%
Less: Net income (loss) attributable to noncontrolling interests	2,014	0.1%	1,833	0.1%
Net income (loss) attributable to Quorum Health Corporation	$(200,248)	(10.7)%	$(114,190)	(5.5)%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted (d)	$(6.91)		$(4.06)
Weighted-average shares outstanding:
Basic and diluted	28,976,122		28,113,566

For footnotes, see pages 10-12.

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QHC Announces Fourth Quarter 2018 Results

March 12, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONSOLIDATED SELECTED OPERATING DATA

	Three Months Ended December 31,
	2018	2017	$ Variance	% Variance

Consolidated and combined:
Number of licensed beds at end of period (e)	2,604	2,979	(375)	(12.6)%
Admissions (f)	17,676	20,932	(3,256)	(15.6)%
Adjusted admissions (g)	43,640	50,788	(7,148)	(14.1)%
Surgeries (h)	17,881	23,793	(5,912)	(24.8)%
Emergency room visits (i)	128,628	155,746	(27,118)	(17.4)%
Medicare case mix (j)	1.47	1.45	0.02	1.4%

Same-facility: (k)
Number of licensed beds at end of period (e)	2,604	2,630	(26)	(1.0)%
Admissions (f)	17,676	18,483	(807)	(4.4)%
Adjusted admissions (g)	43,640	44,742	(1,102)	(2.5)%
Surgeries (h)	17,881	19,445	(1,564)	(8.0)%
Emergency room visits (i)	128,628	135,267	(6,639)	(4.9)%
Medicare case mix (j)	1.47	1.42	0.05	3.5%

	Year Ended December 31,
	2018	2017	$ Variance	% Variance

Consolidated and combined:
Number of licensed beds at end of period (e)	2,604	2,979	(375)	(12.6)%
Admissions (f)	74,222	88,504	(14,282)	(16.1)%
Adjusted admissions (g)	183,919	217,583	(33,664)	(15.5)%
Surgeries (h)	75,509	100,863	(25,354)	(25.1)%
Emergency room visits (i)	553,045	660,246	(107,201)	(16.2)%
Medicare case mix (j)	1.44	1.43	0.01	0.7%

Same-facility: (k)
Number of licensed beds at end of period (e)	2,604	2,630	(26)	(1.0)%
Admissions (f)	72,457	74,625	(2,168)	(2.9)%
Adjusted admissions (g)	178,859	181,328	(2,469)	(1.4)%
Surgeries (h)	72,631	75,763	(3,132)	(4.1)%
Emergency room visits (i)	535,718	541,455	(5,737)	(1.1)%
Medicare case mix (j)	1.44	1.41	0.03	2.1%

For footnotes, see pages 10-12.

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QHC Announces Fourth Quarter 2018 Results

March 12, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONSOLIDATED SELECTED OPERATING DATA

	Three Months Ended December 31,
	2018	2017	$ Variance	% Variance

Consolidated and combined:
Net patient revenues	$441,627	$490,471	$(48,844)	(10.0)%
Non-patient revenues	17,003	24,611	(7,608)	(30.9)%
Total net operating revenues	$458,630	$515,082	$(56,452)	(11.0)%
Net patient revenues per adjusted admission	$10,120	$9,657	$463	4.8%
Net operating revenues per adjusted admission	$10,509	$10,142	$367	3.6%

Same-facility:
Net patient revenues	$443,710	$458,503	$(14,793)	(3.2)%
Non-patient revenues	16,999	24,281	(7,282)	(30.0)%
Total net operating revenues	$460,709	$482,784	$(22,075)	(4.6)%
Net patient revenues per adjusted admission	$10,168	$10,248	$(80)	(0.8)%
Net operating revenues per adjusted admission	$10,557	$10,790	$(233)	(2.2)%

	Year Ended December 31,
	2018	2017	$ Variance	% Variance

Consolidated and combined:
Net patient revenues	$1,796,215	$1,974,847	$(178,632)	(9.0)%
Non-patient revenues	82,374	97,323	(14,949)	(15.4)%
Total net operating revenues	$1,878,589	$2,072,170	$(193,581)	(9.3)%
Net patient revenues per adjusted admission	$9,766	$9,076	$690	7.6%
Net operating revenues per adjusted admission	$10,214	$9,524	$690	7.2%

Same-facility:
Net patient revenues	$1,775,617	$1,723,967	$51,650	3.0%
Non-patient revenues	81,883	95,397	(13,514)	(14.2)%
Total net operating revenues	$1,857,500	$1,819,364	$38,136	2.1%
Net patient revenues per adjusted admission	$9,927	$9,507	$420	4.4%
Net operating revenues per adjusted admission	$10,385	$10,034	$351	3.5%

For footnotes, see pages 10-12.

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QHC Announces Fourth Quarter 2018 Results

March 12, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Par Value per Share and Shares)

	December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$3,203	$5,617
Patient accounts receivable, net of allowance for doubtful accounts of $352,509 at December 31, 2017	322,608	343,145
Inventories	45,646	53,459
Prepaid expenses	19,683	21,167
Due from third-party payors	63,443	97,202
Current assets of hospitals held for sale	—	8,112
Other current assets	36,405	47,440
Total current assets	490,988	576,142
Property and equipment, at cost	1,287,329	1,405,184
Less: Accumulated depreciation and amortization	(727,891)	(729,905)
Total property and equipment, net	559,438	675,279
Goodwill	401,073	409,229
Intangible assets, net	48,289	64,850
Long-term assets of hospitals held for sale	—	7,734
Other long-term assets	74,306	95,607
Total assets	$1,574,094	$1,828,841

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$1,697	$1,855
Accounts payable	143,917	171,250
Accrued liabilities:
Accrued salaries and benefits	76,908	77,803
Accrued interest	10,024	10,466
Due to third-party payors	45,852	47,705
Current liabilities of hospitals held for sale	—	2,577
Other current liabilities	43,336	43,687
Total current liabilities	321,734	355,343
Long-term debt	1,191,777	1,212,035
Deferred income tax liabilities, net	6,736	7,774
Other long-term liabilities	126,499	137,954
Total liabilities	1,646,746	1,713,106
Redeemable noncontrolling interests	2,278	2,325
Equity:
Quorum Health Corporation stockholders' equity (deficit):
Preferred stock, $0.0001 par value per share; 100,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value per share; 300,000,000 shares authorized; 31,521,398 shares issued and outstanding at December 31, 2018 and 30,294,895 shares issued and outstanding at December 31, 2017	3	3
Additional paid-in capital	557,309	549,610
Accumulated other comprehensive income (loss)	759	(1,956)
Accumulated deficit	(648,464)	(448,216)
Total Quorum Health Corporation stockholders' equity (deficit)	(90,393)	99,441
Nonredeemable noncontrolling interests	15,463	13,969
Total equity (deficit)	(74,930)	113,410
Total liabilities and equity	$1,574,094	$1,828,841

For footnotes, see pages 10-12.

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QHC Announces Fourth Quarter 2018 Results

March 12, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Year Ended December 31,
	2018	2017	2016

Cash flows from operating activities:
Net income (loss)	$(198,234)	$(112,357)	$(345,197)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	67,994	82,155	117,288
Non-cash interest expense	8,733	5,770	2,496
Provision for (benefit from) deferred income taxes	(1,280)	(22,137)	(56,339)
Stock-based compensation expense	10,663	9,952	7,441
Impairment of long-lived assets and goodwill	77,138	47,281	291,870
Loss (gain) on sale of hospitals, net	9,005	(5,243)	2,150
Non-cash portion of loss on hospital closures	6,394	—	—
Changes in reserves for self-insurance claims, net of payments	19,678	22,519	27,994
Changes in reserves for legal, professional and settlement costs, net of payments	—	(3,651)	3,651
Other non-cash expense (income), net	959	190	(575)
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Patient accounts receivable, net	25,977	29,091	10,205
Due from and due to third-party payors, net	31,906	24,201	7,005
Inventories, prepaid expenses and other current assets	15,156	673	1,457
Accounts payable and accrued liabilities	(33,860)	(14,743)	20,760
Long-term assets and liabilities, net	(725)	3,269	(9,120)
Net cash provided by (used in) operating activities	39,504	66,970	81,086

Cash flows from investing activities:
Capital expenditures for property and equipment	(45,882)	(61,530)	(79,920)
Capital expenditures for software	(2,662)	(6,898)	(7,269)
Acquisitions, net of cash acquired	(121)	(1,920)	(785)
Proceeds from the sale of hospitals	40,848	32,081	13,746
Other investing activities	(489)	—	1,082
Net cash provided by (used in) investing activities	(8,306)	(38,267)	(73,146)

Cash flows from financing activities:
Borrowings under revolving credit facilities	490,000	508,000	50,000
Repayments under revolving credit facilities	(476,000)	(508,000)	(50,000)
Borrowings of long-term debt	105	376	1,256,281
Repayments of long-term debt	(41,918)	(39,195)	(15,222)
Increase in Due to Parent, net	—	—	24,796
Payments of debt issuance costs	(2,268)	(3,119)	(29,146)
Cash paid to Parent related to the Spin-off	—	—	(1,217,336)
Cancellation of restricted stock awards for payroll tax withholdings on vested shares	(1,996)	(1,508)	(13)
Cash distributions to noncontrolling investors	(1,535)	(3,851)	(2,850)
Purchases of shares from noncontrolling investors	—	(1,244)	(101)
Net cash provided by (used in) financing activities	(33,612)	(48,541)	16,409

Net change in cash and cash equivalents	(2,414)	(19,838)	24,349
Cash and cash equivalents at beginning of period	5,617	25,455	1,106
Cash and cash equivalents at end of period	$3,203	$5,617	$25,455

For footnotes, see pages 10-12.

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QHC Announces Fourth Quarter 2018 Results

March 12, 2019

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(a)

The California Department of Health Care Services administers the HQAF program, imposing a fee on certain general and acute care California hospitals. Revenues generated from these fees provide funding for the non-federal supplemental payments to California hospitals that serve California’s Medicaid (“Medi-Cal”) and uninsured patients. Under the HQAF program, the Company recognized $7.9 million of net operating revenues less $2.1 million of provider taxes for the three months ended December 31, 2018. The Company recognized the full year 2017 HQAF of $29.9 million of net operating revenues and $7.9 million of provider taxes for the three months ended December 31, 2017, when CMS approved Phase V of the program. For the year ended December 31, 2018, the Company recognized $32.4 million of net operating revenues less $6.5 million of provider taxes compared to $29.9 million of net operating revenues and $7.9 million of provider taxes for the year ended December 31, 2017.

(b)

On January 1, 2018, the Company adopted ASC Topic 606 “Revenue from Contracts with Customers” using the modified retrospective method to all contracts existing on January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historic accounting under Topic 605. Prior to the adoption of ASC Topic 606, a significant portion of the Company’s allowance for doubtful accounts related to amounts due from self-pay patients, as well as co-pays and deductibles owed to the Company by patients with insurance. Under ASC 606, the estimated allowance for these patients are generally considered a direct reduction to net operating revenues rather than as a provision for bad debts.

(c)

EBITDA is a non-GAAP financial measure that consists of net income (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back the effect of certain legal, professional and settlement costs, impairment of long-lived assets and goodwill, net loss (gain) on sale of hospitals, net loss on closure of hospitals, transition of transition services agreements (“TSAs”), transaction costs related to the Spin-off, post-spin headcount reductions and executive severance, and changes in estimate related to collectability of patient accounts receivable. The Company uses Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by the Company’s management to assess the operating performance of its hospital operations business and to make decisions on the allocation of resources. Additionally, management utilizes Adjusted EBITDA in assessing the Company’s results of operations and in comparing the Company’s results of operations between periods. Adjusted EBITDA, Adjusted for Divestitures, also a non-GAAP financial measure, is further adjusted to exclude the effect of EBITDA of hospitals either sold or closed as of December 31, 2018. The Company has presented Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures in this press release because it believes these measures provide investors and other users of the Company’s financial statements with additional information about how the Company’s management assesses its results of operations.

Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures are not measurements of financial performance under U.S. GAAP. These calculations should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures are significant components in understanding and evaluating the Company’s financial performance. The Company believes such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of the Company’s normal operating performance. Additionally, the Company’s calculation of Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures may not be comparable to similarly titled measures reported by other companies.

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QHC Announces Fourth Quarter 2018 Results

March 12, 2019

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(Continued)

The following table reconciles Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures, each as defined above, to net income (loss), the most directly comparable U.S. GAAP financial measure, as derived directly from the Company’s consolidated statements of income for the respective periods (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income (loss)	$(19,920)	$(26,023)	$(198,234)	$(112,357)
Interest expense, net	32,823	31,873	128,130	122,077
Provision for (benefit from) income taxes	315	(21,779)	(847)	(21,865)
Depreciation and amortization	15,979	18,714	67,994	82,155
EBITDA	29,197	2,785	(2,957)	70,010
Legal, professional and settlement costs	1,625	(518)	11,974	6,001
Impairment of long-lived assets and goodwill	4,940	25,820	77,138	47,281
Loss (gain) on sale of hospitals, net	78	(131)	9,005	(5,243)
Loss on closure of hospitals, net	478	—	18,673	—
Transition of transition services agreements	(475)	—	3,207	—
Transaction costs related to the Spin-off	—	49	—	253
Post-spin headcount reductions and executive severance	1,667	—	9,355	2,543
Change in estimate related to collectability of patient accounts receivable (l)	—	21,000	—	21,000
Adjusted EBITDA	37,510	49,005	126,395	141,845
Negative EBITDA of divested hospitals	2,941	14,858	24,232	35,368
Adjusted EBITDA, Adjusted for Divestitures	$40,451	$63,863	$150,627	$177,213
(d)	The following table reconciles net income (loss) attributable to Quorum Health Corporation, as reported and on a per share basis, with the adjustments described herein:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(per share - basic and diluted)		(per share - basic and diluted)

Earnings (loss) per share attributable to Quorum Health Corporation stockholders, as reported	$(0.71)	$(0.95)	$(6.91)	$(4.06)
Adjustments:
Legal, professional and settlement costs	0.06	(0.01)	0.41	0.18
Impairment of long-lived assets and goodwill	0.17	0.50	2.65	1.41
Loss (gain) on sale of hospitals, net	—	(0.10)	0.31	(0.16)
Loss on closure of hospitals, net	0.02	—	0.64	—
Transition of transition services agreements	(0.02)	—	0.11	—
Transaction costs related to the Spin-off	—	—	—	0.01
Post-spin headcount reductions and executive severance	0.06	—	0.32	0.08
Change in estimate related to collectability of patient accounts receivable	—	0.40	—	0.63
Net operating losses of divested hospitals	0.10	0.29	0.83	1.05
Earnings (loss) per share attributable to Quorum Health Corporation stockholders, excluding adjustments	$(0.32)	$0.13	$(1.64)	$(0.86)

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QHC Announces Fourth Quarter 2018 Results

March 12, 2019

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(Continued)

(e)	Licensed beds are the number of beds for which the appropriate state agency licenses a hospital, regardless of whether the beds are actually available for patient use.
(f)	Admissions represent the number of patients admitted for inpatient services.
(g)	Adjusted admissions are computed by multiplying admissions by gross patient revenues and then dividing that number by gross inpatient revenues.
(h)	Surgeries represent the number of inpatient and outpatient surgeries.
(i)	Emergency room visits represent the number of patients registered and treated in the Company’s emergency rooms.
(j)

Medicare case mix index is a relative value assigned to a diagnosis-related group of patients that is used in determining the allocation of resources necessary to treat the patients in that group. Medicare case mix index is calculated as the average case mix index for all Medicare admissions during the period.

(k)

Same-facility financial and operating data excludes hospitals that were sold or closed prior to and as of the end of the current reporting period. Same-facility operating results have been adjusted to exclude the operating results of Sandhills Regional Medical Center, Barrow Regional Medical Center, Cherokee Medical Center, Trinity Hospital of Augusta, Lock Haven Hospital, Sunbury Community Hospital, L.V. Stabler Memorial Hospital, Affinity Medical Center, Vista Medical Center West, Clearview Regional Medical Center and McKenzie Regional Hospital which were sold or closed on December 1, 2016, December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017, September 30, 2017, October 31, 2017, February 11, 2018, March 1, 2018, March 31, 2018 and September 30, 2018, respectively.

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QHC Announces Fourth Quarter 2018 Results

March 12, 2019

Forward-Looking Statements

The terms “QHC,” “Quorum Health,” “the Company,” “we,” “us” or “our” refer to Quorum Health Corporation or one or more of its subsidiaries or affiliates as applicable.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” “outlook,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, but are not limited to, the following:

•	general economic and business conditions, both nationally and in the regions in which we operate;
•	risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to comply with our debt covenants, including our senior credit facility, as amended;
•

our ability to successfully complete divestitures and the timing thereof, our ability to complete any such divestitures on desired terms or at all, and our ability to realize the intended benefits from any such divestitures;

•

changes in reimbursement methodologies and rates paid by federal or state healthcare programs, including Medicare and Medicaid, or commercial payors, and the timeliness of reimbursement payments, including delays in certain states in which we operate;

•	the extent to which regulatory and economic changes occur in Illinois, where a material portion of our revenues are concentrated;
•	demographic changes;
•

the impact of changes made to the Affordable Care Act, the potential for repeal or additional changes to the Affordable Care Act, its implementation or its interpretation, as well as changes in other federal, state or local laws or regulations affecting the healthcare industry;

•

increases in the amount and risk of collectability of patient accounts receivable, including lower collectability levels which may result from, among other things, self-pay growth and difficulties in collecting payments for which patients are responsible, including co-pays and deductibles;

•	competition;
•	changes in medical or other technology;
•	any potential impairments in the carrying values of long-lived assets and goodwill or the shortening of the useful lives of long-lived assets;
•

the costs associated with the transition of the transition services agreements (“TSAs”) with CHS, as well as the additional costs and risks associated with any operational problems, delays in collections from payors, and errors and control issues during the termination and transition process, and our ability to realize the intended benefits from transitioning the transition services agreements;

•	the impact of certain outsourcing functions, and the ability of CHS, as provider of our billing and collection services pursuant to the TSAs, to timely and appropriately bill and collect;
•	our ability to manage effectively our arrangements with third-party vendors for key non-clinical business functions and services;
•	our ability to achieve operating and financial targets and to control the costs of providing services if patient volumes are lower than expected;
•	our ability to achieve and realize the operational and financial benefits expected from our margin improvement program;
•	the effects related to outbreaks of infectious diseases;

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QHC Announces Fourth Quarter 2018 Results

March 12, 2019

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;
•	the impact of seasonal or severe weather conditions or earthquakes;
•

increases in wages as a result of inflation or competition for highly technical positions and rising medical supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	our ongoing ability to adopt, maintain, and utilize certified EHR technology;
•

the efforts of healthcare insurers, providers, large employer groups and others to contain healthcare costs, including the trend toward treatment of patients in less acute or specialty healthcare settings and the increased emphasis on value-based purchasing;

•	the failure to comply with governmental regulations;
•

our ability, where appropriate, to enter into, maintain and comply with provider arrangements with payors and the terms of these arrangements, which may be impacted by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•

the potential adverse impact of known and unknown government investigations, internal investigations, audits, and federal and state false claims act litigation and other legal proceedings, including the shareholder and creditor litigations against our company and certain of our officers and directors and threats of litigation, as well as the significant costs and attention from management required to address such matters;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;
•

the impact of cyber-attacks or security breaches, including, but not limited to, the compromise of our facilities and confidential patient data, potential harm to patients, remediation and other expenses, potential liability under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, and consumer protection laws, federal and state governmental inquiries, and damage to our reputation;

•	our ability to utilize our income tax loss carryforwards;
•	our ability to maintain certain accreditations at our facilities;
•	the success and long-term viability of healthcare insurance exchanges and potential changes to the beneficiary enrollment process;
•

the extent to which states support or implement changes to Medicaid programs, utilize healthcare insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the timing and amount of cash flows related to the California Hospital Quality Assurance Fee (“HQAF”) program, as well as the potential for retroactive adjustments for prior year payments;
•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;
•	changes in U.S. generally accepted accounting principles, including the impacts of adopting newly issued accounting standards;
•	the availability and terms of capital to fund capital expenditures;
•	our ability to obtain adequate levels of professional and general liability and workers’ compensation liability insurance; and
•	the other risk factors set forth in the Company’s other public filings with the Securities and Exchange Commission.

Although we believe that these forward-looking statements are based upon reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond our control. Accordingly, we cannot give any assurance that our expectations will in fact occur and caution that actual results may differ materially from those in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this filing. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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